UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

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Aptiv PLC

(Exact Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Aptiv PLC

5 Hanover Quay

Grand Canal Dock

Dublin 2, Ireland D02 VY79

IMPORTANT NOTICE FROM APTIV PLC

ADDITIONAL INFORMATION REGARDING THE ANNUAL GENERAL MEETING OF SHAREHOLDERS

TO BE HELD ON THURSDAY, APRIL 23, 2020

The following Notice of Change of Time and Location (the “Notice”) supplements and relates to the original notice and proxy statement (the “Proxy Statement”) of Aptiv PLC (the “Company”), dated March 9, 2020, furnished to shareholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual General Meeting of Shareholders (the “Annual Meeting”) to be held on Thursday, April 23, 2020. This Notice is being filed with the U.S. Securities and Exchange Commission and is being made available to shareholders on or about April 9, 2020.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT AND ORIGINAL NOTICE.

NOTICE OF CHANGE OF TIME AND LOCATION

OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON APRIL 23, 2020

To the Shareholders of Aptiv PLC:

Due to the public health impact of the coronavirus (COVID-19) pandemic and out of an abundance of caution to support the health and well-being of our employees, shareholders and other stakeholders, NOTICE IS HEREBY GIVEN that the time and location of the Annual General Meeting (“Annual Meeting”) of Shareholders of Aptiv PLC (the “Company”) has been changed. The previously announced Annual Meeting called for 8:30 a.m. Dublin Time on Thursday, April 23, 2020 at the Company’s headquarters in Dublin will be adjourned in light of public health concerns regarding the coronavirus pandemic. The Annual Meeting will be held in a virtual meeting format only, via live webcast on Thursday, April 23, 2020 at 1:00 p.m. Dublin Time or 8:00 a.m. Eastern Time. You will not be able to attend the Annual Meeting physically in person.

As described in the proxy materials for the Annual Meeting previously distributed, the Board fixed the close of business on February 24, 2020 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting or any postponement or adjournment thereof. To be admitted to the Annual Meeting at www.virtualshareholdermeeting.com/APTV2020 you must enter the 16-digit control number found on your proxy card, voting instruction form or notice you last received. You may vote and will be able to ask questions and hear responses to questions during the Annual Meeting by following the instructions available on the meeting website during the meeting. Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the Annual Meeting by one of the methods described in the proxy materials for the Annual Meeting. The proxy card and notice included with the proxy materials previously distributed will not be updated to reflect the change in time and additional location and may continue to be used to vote your shares in connection with the Annual Meeting.

For further information regarding the matters to be acted upon at the Annual Meeting, I urge you to carefully read the Proxy Statement. The Company’s proxy statement and Annual Report on 10-K for the fiscal year ended December 31, 2019 are available on our Investor Relations website at ir.aprtiv.com. You can also access proxy materials at http://www.edocumentview.com/APTV, which does not have “cookies” identifying visitors to the site.

By Order of the Board of Directors,

David M. Sherbin

Senior Vice President, General Counsel, Chief Compliance Officer and Secretary

April 9, 2020